                                                                   Exhibit 3-143
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                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 09:00 AM 10/02/1995
                                                    950226011 - 2548309


                          CERTIFICATE OF INCORPORATION

                                       OF

                       HEALTH RESOURCES OF BOARDMAN, INC.


   1. The name of the corporation is Health Resources of Boardman, Inc.

   2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

   3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

   4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

   5. The name of the sole incorporator is Dennis P. Powers and his mailing address is 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

   7. The election of the Board of Directors need not be written by ballot.

   8. The corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

   9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                            /s/ Dennis P. Powers
                                            -----------------------------------
                                            Dennis P. Powers
                                            Sole Incorporator

Dated: October 2, 1995

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                  FILED 10:00 AM 6/24/1998
                                                    981244270 - 2548309


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *



   HEALTH RESOURCES OF BOARDMAN , INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of HEALTH RESOURCES OF BOARDMAN, INC. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of HEALTH RESOURCES OF BOARDMAN, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, HEALTH RESOURCES OF BOARDMAN, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.

                                            /s/ [graphic of signature]
                                            -----------------------------------
                                            Ira C. Gubernick, Secretary